UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2009

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MYRIAD ENTERTAINMENT & RESORTS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24789	64-0872630
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

PO Box 100, Tunica, Mississippi  38676

(Address of Principal Executive Office) (Zip Code)

(800) 955-0762

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K (Amendment No. 3) updates Myriad Entertainment and Resorts, Inc.’s (the “Company” or “Myriad”) Current Report on Form 8-K, originally filed July 22, 2008(“Initial 8-K”) and subsequently amended on July 24, 2008, August 18, 2008, September 16, 2008, October 20, 2008 and January 15, 2009 to provide an update relative to the Company’s Land Contract, dated July 15, 2008, as revised on December 3, 2008.

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Myriad's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause Myriad’s actual results to differ from management's current expectations are contained in Myriad's filings with the Securities and Exchange Commission.  Myriad undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM

8.01 OTHER INFORMATION

Background

On December 3, 2008, the Myriad Entertainment & Resorts, Inc. (the “Company” or “Myriad”), Picture Window, LLC and Kenneth M. Murphree, LLC entered into a revised Contract for the Sale and Purchase of Real Estate (“Revised Land Contract”) revising certain provisions relative to the Monthly Payments as provided in paragraph 2of the original Contract for the Purchase and Sale of Real Estate, dated July 15, 2008. Specifically, the Monthly Payment dates as provided therein have been modified such that the Company is obligated to make such payments as follows: (i) $50,000 on each of January 5, 2009, February 2, 2009, March 2, 2009, April 1, 2009 and May 1, 2009; and (ii) $33,750,000 payable on the Closing Date.

February 2, 2009 Payment

On February 2, 2009, the Company made the second option payment of $50,000 as per the Revised Land Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  February 17, 2009

MYRIAD ENTERTAINMENT & RESPORTS, INC.

By:	/s/ NICHOLAS A. LOPARDO
Nicholas A. Lopardo Interim Chief Executive Officer